As filed with the Securities and Exchange Commission on October 14, 2016	Registration No. 333-212649

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

(Amendment No. 2)

___________________

RESEARCH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

___________________

Nevada (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	11-3797644 (I.R.S. Employer Identification No.)

5435 Balboa Boulevard, Suite 202
Encino, CA 91316
(310) 477-0354

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________

Alan Urban

Chief Financial Officer

Research Solutions, Inc.

5435 Balboa Boulevard, Suite 202
Encino, CA 91316
(310) 477-0354

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Louis Wharton, Esq. Stubbs Alderton & Markiles, LLP 15260 Ventura Boulevard, 20th Floor Sherman Oaks, California 91403 (818) 444-4500

____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Non-accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of Research Solutions, Inc. (File No. 333-212649) is an exhibits-only submission to file Exhibit 5.1. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, including the signature page, the exhibit index and Exhibit 5.1 filed herewith. The Prospectus is unchanged and has therefore been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$752.63
Accounting fees and expenses	2,000.00
Legal fees and expenses	20,000.00
Miscellaneous	2,000.00
Total	$24,752.63

ITEM 14.	Indemnification of Directors and Officers

We are a Nevada Corporation. The Nevada Revised Statutes and certain provisions of our Amended and Restated Bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our Amended and Restated Bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our board of directors, by legal counsel, or by a vote of our stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of stockholders or directors. The Nevada Revised Statutes also grant us the power to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

We have not entered into separate indemnification agreements with our directors and executive officers.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 15.	Recent Sales of Unregistered Securities

On December 6, 2013, we issued 2,748 shares of common stock valued at $5,222 to a consultant for services rendered.

The registrant believes the offer, sale and issuance of the above securities were exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The recipient of the securities in the transaction represented his intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The recipient had adequate access, through his relationships with the registrant, to information about the registrant. The sale of these securities were made without any general solicitation or advertising.

ITEM 16.	Exhibits and Financial Statement Schedules

(a)       Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b)       Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes to:

(1)       File, during any period in which offers or sells are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on October 14, 2016.

RESEARCH SOLUTIONS, INC.

By:	/s/ Peter Victor Derycz
Peter Victor Derycz
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Victor Derycz	Chief Executive Officer (Principal	October 14, 2016
Peter Victor Derycz	Executive Officer), President and Director

*	Chief Financial Officer (Principal	October 14, 2016
Alan Louis Urban	Financial and Accounting Officer) and Secretary

*	Chairman of the Board	October 14, 2016
John Regazzi

*	Chief Publisher Relations Officer and	October 14, 2016
Janice Peterson	Director

*	Director	October 14, 2016
Chad J. Cooper

*	Director	October 14, 2016
Merrill McPeak

* By:	/s/ Alan Urban
Alan Urban, as Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement between Research Solutions, Inc. and Reprints Desk Inc. dated November 13, 2006.(1)
2.2	English translation of Purchase Agreement executed by Research Solutions, Inc.(8)
2.3	English translation of Amendment to Purchase Agreement executed by Research Solutions, Inc.(8)
3.1.1	Articles of Incorporation.(1)
3.1.2	Articles of Merger Effective March 4, 2013.(16)
3.2	Amended and Restated Bylaws.(14)
5.1	Opinion of Stubbs Alderton & Markiles, LLP.
10.1	Facility Lease dated December 30, 2008, between Techniques Appliquées aux Arts Graphiques, S.p.A. and Burobuotic.(18)
10.2	Master Assignment Agreement for Professional Debts dated August 20, 2009, between Credit Cooperatif and Techniques Appliquees aux Arts Graphiques, S.p.A.(24)
10.3	Employment Agreement dated July 1, 2010, between Research Solutions, Inc., Reprints Desk, Inc. and Peter Victor Derycz.(4)++
10.4	Employment Agreement dated July 1, 2010, between Research Solutions, Inc., Reprints Desk, Inc. and Janice Peterson.(5)++
10.5	Employment Agreement dated July 1, 2010, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.(6)++
10.6	Loan and Security Agreement dated July 23, 2010, between Silicon Valley Bank, Research Solutions, Inc., Reprints Desk, Inc. and Pools Press, Inc.(3)
10.7	Form of Common Stock Purchase Warrant dated November 5, 2010.(7)++
10.8	Amendment to Loan and Security Agreement dated October 31, 2011, between Silicon Valley Bank, Research Solutions, Inc., Reprints Desk, Inc. and Pools Press, Inc.(10)
10.9	Employment Agreement dated November 3, 2011, between Research Solutions, Inc., Reprints Desk, Inc. and Alan Louis Urban.(7)++
10.10	Form of Common Stock Purchase Warrant dated December 19, 2011. ++ *
10.11	Amendment to Loan and Security Agreement dated February 8, 2012, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.(11)
10.12	Office Lease dated March 16, 2012, between Research Solutions, Inc. and 5435 Balboa, LLC.(12)
10.13	Amendment to Employment Agreement dated July 1, 2012, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.(13)++
10.14	Settlement Agreement dated March 28, 2013, among Research Solutions, Inc., Techniques Appliquées aux Arts Graphiques, S.p.A., Fimmotaag, S.p.A., Patrice Chambin, and Mario Vendemiati.(17)
10.15	Factoring Contract No. 66890 dated May 3, 2013, between Natixis Factor, SA and Techniques Appliquees aux Arts Graphiques, S.p.A.(24)
10.16	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Peter Victor Derycz.(18)++
10.17	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Janice Peterson.(18)++
10.18	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg.(18)++
10.19	Amendment to Employment Agreement dated July 26, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Alan Louis Urban.(18)++
10.20	Amendment to Loan and Security Agreement dated September 18, 2013, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.(20)
10.21	Amendment to Loan and Security Agreement dated October 31, 2013, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.(19)
10.22	Amendment to Loan and Security Agreement dated March 29, 2014, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc.(20)

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10.23	First Amendment to Lease dated March 3, 2015, between 5435 Balboa, LLC and Research Solutions, Inc. (21)
10.24	Amendment to Employment Agreement dated June 30, 2015, between Research Solutions, Inc., Reprints Desk, Inc. and Peter Victor Derycz (22)++
10.25	Amendment to Employment Agreement dated June 30, 2015, between Research Solutions, Inc., Reprints Desk, Inc. and Janice Peterson (22)++
10.26	Amendment to Employment Agreement dated June 30, 2015, between Research Solutions, Inc., Reprints Desk, Inc. and Scott Ahlberg (22)++
10.27	Amendment to Employment Agreement dated June 30, 2015, between Research Solutions, Inc., Reprints Desk, Inc. and Alan Louis Urban (22)++
10.28	Amendment to Loan and Security Agreement dated November 4, 2015, between Silicon Valley Bank, Research Solutions, Inc. and Reprints Desk, Inc. (23)
10.29	Securities Purchase Agreement dated June 23, 2016, among Research Solutions, Inc. and the Investors signatory thereto. (24)
10.30	Registration Rights Agreement dated June 24, 2016, among Research Solutions, Inc. and the Investors signatory thereto. (24)
10.31	Form of Common Stock Purchase Warrant dated July 24, 2016. (24)
10.32	Employment Agreement dated July 1, 2013, between Research Solutions, Inc., Reprints Desk, Inc. and Ian Palmer. (26)++
10.33	Amendment to Employment Agreement dated June 30, 2015, between Research Solutions, Inc., Reprints Desk, Inc. and Ian Palmer. (27)++
21.1	List of Subsidiaries.(19)
23.1	Consent of Independent Registered Pubic Accounting Firm. *
23.2	Consent of Stubbs Alderton & Markiles, LLP. (see Exhibit 5.1 above)
24.1	Power of Attorney. (25)
99.1	2007 Equity Compensation Plan.(2)++
99.2	Amendment No. 1 to 2007 Equity Compensation Plan.(15)++

*	Previously filed.
++	Indicates management contract or compensatory plan.

(1)	Incorporated by reference to the filing of such exhibit with the registrant’s Registration Statement on Form SB-2 filed on December 28, 2007.
(2)	Incorporated by reference to Exhibit 10.1 to the registrant’s Registration Statement on Form SB-2 filed on December 28, 2007.
(3)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on July 28, 2010.
(4)	Incorporated by reference to Exhibit 10.3 to the registrant’s Annual Report on Form 10-K filed on September 28, 2010.
(5)	Incorporated by reference to Exhibit 10.6 to the registrant’s Annual Report on Form 10-K filed on September 28, 2010.
(6)	Incorporated by reference to Exhibit 10.5 to the registrant’s Annual Report on Form 10-K filed on September 28, 2010.
(7)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on November 12, 2010.
(8)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on April 4, 2011.
(9)	Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on November 9, 2011.
(10)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on November 14, 2011.
(11)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on February 14, 2012.
(12)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 6, 2012.

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(13)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 28, 2012.
(14)	Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on October 17, 2012.
(15)	Incorporated by reference to Appendix A to the registrant’s Definitive Proxy Statement filed on October 29, 2012.
(16)	Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 6, 2013.
(17)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on May 15, 2013.
(18)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 30, 2013.
(19)	Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on November 7, 2013.
(20)	Incorporated by reference to such exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-195045) filed on April 4, 2014.
(21)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on May 11, 2015.
(22)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 9, 2015.
(23)	Incorporated by reference to Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed on November 16, 2015.
(24)	Incorporated by reference to the filing of such exhibit with the registrant’s Current Report on Form 8-K filed on June 28, 2016.
(25)	Incorporated by reference to the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-212649) filed on July 22, 2016.
(26)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 20, 2016.
(27)	Incorporated by reference to the filing of such exhibit with the registrant’s Annual Report on Form 10-K filed on September 20, 2016.

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